Exhibit (23)-(1)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1998 appearing in the Wisconsin Energy Corporation Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 1998 appearing in Exhibit 99.1 filed with Amendment No. 1 (on Form 10-K/A) to the Wisconsin Energy Corporation Annual Report on Form 10-K for the year ended December 31, 1997.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
July 30, 1998